Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”), dated June 10, 2025, is by and between Perpetua Resources Corp., a company incorporated under the Business Corporations Act (British Columbia) (f/k/a Midas Gold Corp., and herein the “Company”), and Paulson & Co., Inc., a corporation organized under the laws of Delaware, on behalf of one or more funds and accounts managed by it (“Paulson” or the “Purchaser”; the Company and Paulson, together, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Investor Rights Agreement (the “IRA”), dated March 17, 2020, by and between the Parties (the “IRA”).

RECITALS

WHEREAS, the Company informed Paulson that it intends to commence an offering to the public of its common shares, without par value (the “Common Shares”) in the United States (such offering, the “Public Offering”);

WHEREAS, the Company anticipates the Public Offering to raise approximately $350 million or such other amount as may be approved by the Board of Directors of the Company;

WHEREAS, pursuant to Section 4.1 of the IRA, the Company must provide a Participation Right Offer Notice of any Proposed Offering to Paulson, and Paulson may notify the Company of the exercise of its Participation Right by sending a Participation Right Acceptance Notice;

WHEREAS, Paulson intends to exercise in part its Participation Right with respect to the Public Offering by subscribing for the Securities (as defined below), on the terms and subject to the conditions set forth in this Subscription Agreement, to be issued pursuant to a private placement (the “Private Placement”) by the Company, and, in connection with the Public Offering and the Private Placement, the Parties hereby desire to waive (i) the Company’s obligation to provide to Paulson the Participation Right Offer Notice, (ii) Paulson’s obligation to provide the Participation Right Acceptance Notice, and (iii) such portion of the Participation Right in excess of the Securities, which is not being exercised pursuant to Paulson’s Participation Right;

WHEREAS, the Private Placement is being made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and upon the prospectus exemption provided under BC Instrument 72-503 – Distributions of Securities outside British Columbia of the British Columbia Securities Commission (“BCI 72-503”);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein, the Parties hereby agree as follows:

1.                Subscription. Subject to the terms and conditions of this Subscription Agreement, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company, Common Shares (the “Securities”) having an aggregate purchase price of $100,000,000.00 (the “Subscription Amount”); provided, that the Company shall not be required to issue any fractional Common Shares and, as a result, the number of Securities shall be rounded down to the nearest whole Common Share. The price per Common Share for the Securities shall be the same as the price per Common Share to the public in the Public Offering (the “Per Share Purchase Price”). The Purchaser acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Subscription Agreement.

2.                  Closing. The purchase and sale of the Securities (the “Closing”) shall be completed through electronic means on the closing date of the Public Offering (the “Closing Date”).

(a)               At the Closing, the Purchaser agrees to deliver to the Company the following:

(i)              payment of the Subscription Amount by wire transfer of immediately available funds to the account designated in writing by the Company;

(ii)             a duly executed cross-receipt; and

(iii)            any other document which the Company or its counsel reasonably requests in connection with the Closing.

(b)               At the Closing, the Company agrees to deliver to the Purchaser the following:

(i)                 a copy of the irrevocable instructions to Computershare Investor Services Inc., the current transfer agent of the Company (the “Transfer Agent”) instructing the Transfer Agent to deliver evidence of the issuance of a number of Securities equal to the Subscription Amount divided by the Per Share Purchase Price (rounded down to the nearest whole Common Share), as held in book-entry form by the Transfer Agent and registered in the name of the Purchaser, which evidence shall be reasonably satisfactory to the Purchaser;

(ii)             a duly executed cross-receipt;

(iii)            a certificate signed by both the chief executive officer and the chief financial officer of the Company, dated the Closing Date, in form and substance satisfactory to the Purchaser and its counsel, to the effect that (A) certain of the representations and warranties of the Company in the underwriting agreement executed by the Company in connection with the Public Offering (the “Underwriting Agreement”) are true and correct on and as of the Closing Date (with the same effect as if made on the Closing Date), and, as a material inducement to enter into this Subscription Agreement, the Purchaser may rely on such representations and warranties as though such representations and warranties had been made to the Purchaser hereunder (the “Closing Certificate Representations”) and (B) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (in each case as defined in the Underwriting Agreement, and in each case exclusive of any amendment or supplement to any of them), there has been no Material Adverse Effect (as defined in the Underwriting Agreement) except as set forth in the Disclosure Package and the Final Prospectus (as defined in the Underwriting Agreement);

(iv)            the Company’s wire instructions; and

(v)             any other document which the Purchaser or its counsel reasonably requests in connection with the Closing.

3.                Representations and Warranties of the Company. As of the date of this Subscription Agreement and as of the Closing, the Company represents and warrants to the Purchaser as follows:

(a)               Organization. The Company: (i) is duly incorporated and validly existing as a company under the Business Corporations Act (British Columbia) (the “BCBCA”) and is, with respect to the filing of annual reports, in good standing under the BCBCA, (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets, and (iii) has all requisite corporate power and authority to issue the Securities and to enter into and carry out its obligations under this Subscription Agreement.

(b)               Valid Issuance. As of the Closing Date, the Securities will be duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable and, as of the Closing, will conform to the description of the Common Shares contained in the Disclosure Package and Final Prospectus.

(c)               Authorization; Enforceability. The execution, delivery, and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Subscription Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(d)               No Default or Breach. Except where such breach, default, violation or conflict would not reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement), the Company is not in breach or default of, and the execution and delivery of this Subscription Agreement and the performance by the Company of its obligations hereunder, and the issuance and sale of the Securities, do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to the Company, including Applicable Securities Laws (as defined in the Underwriting Agreement); (ii) the constating documents, notice of articles, articles or resolutions of the Company which are in effect at the date hereof; (iii) any Material Agreement (as defined in the Underwriting Agreement), to which the Company or the Subsidiaries (as defined in the Underwriting Agreement) are a party and which is material to the Company and the Subsidiaries on a consolidated basis; or (iv) any judgment, decree or order binding the Company or the properties or assets of the Company.

(e)               Sale of Securities. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, the offer, sale and issuance of the Securities pursuant to this Subscription Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and applicable Canadian securities laws. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities pursuant to this Subscription Agreement, and neither the Company nor, to the knowledge of the Company, any person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities under this Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in the failure of Regulation D or any other applicable exemption from registration under the Securities Act or BCI 72-503 to be available, nor will the Company take any action or steps that would cause the offering or issuance of the Securities under this Subscription Agreement to be integrated with other offerings by the Company.

(f)                Brokers and Other Advisors. There is no person acting or purporting to act at the request of the Company who is entitled to any brokerage agency or other fiscal advisory or similar fee in connection with the Private Placement.

(g)               Registration Rights. The Securities shall be entitled to the same registration rights as those registration rights provided in Section 5 of the IRA, mutatis mutandis.

(h)               Closing Certificate Representations. Solely as of the Closing, the Closing Certificate Representations shall be deemed made and incorporated into this Agreement, mutatis mutandis, and the Purchaser may rely on such representations and warranties as though such representations and warranties had been made to the Purchaser hereunder.

4.                Representations and Warranties of the Purchaser. As of the date of this Subscription Agreement and as of the Closing, the Purchaser hereby represents and warrants to the Company as follows:

(a)               Organization. The Purchaser is duly incorporated and validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets.

(b)               Authority. The Purchaser has all requisite authority to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the Purchaser hereunder, and such purchase will not contravene any law, rule, or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser.

(c)               No Violations. The execution and delivery by the Purchaser of this Subscription Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws, or other governing document, as applicable, of the Purchaser, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Purchaser is a party, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of Purchaser’s properties or assets.

(d)               Accredited Investor. The Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. The Purchaser is either (i) purchasing the Securities a principal for its own account and not for the benefit of any other person or (ii) purchasing for a principal or principals and is a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and, in either case, is purchasing the Securities for investment purposes only and not with a view to the resale or distribution of all or any of the Securities.

(e)               Ability to Evaluate. The Purchaser has sufficient knowledge, sophistication and experience in financial matters, business matters and investments to be capable of evaluating the merits and risks of the Private Placement, has evaluated the merits and risks of such investment and understands the merits and risks of such an investment. The Purchaser has independently determined the acceptability of an investment in the Company.

(f)               Additional Information. The Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the transactions contemplated by this Subscription Agreement.

(g)               Indefinite Hold Period. The Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser agrees that it will not offer to sell or otherwise transfer any of the Securities unless a registration statement with respect to the applicable Securities has become effective under the Securities Act or the Company has been furnished with an opinion of counsel satisfactory to it that such registration is not required.

(h)               Access to Information. The Purchaser has had every opportunity to ask questions and receive answers from the Company and its officers and representatives concerning the terms and conditions of the purchase of the Securities, the current and planned operations and business of the Company and the risks associated therewith, and all of such questions have been answered to the full satisfaction of the Purchaser. The Purchaser has had access to such information concerning the Company and the Securities as it deems necessary to enable the Purchaser to make an informed investment decision concerning the purchase of the Securities.

(i)                 No Determination of Fairness. The Purchaser is aware that no federal or state agency has made any findings or determinations as to the fairness involved in this investment, nor any recommendation or endorsement of the Securities as an investment.

(j)                 Ability to Withstand Loss of Investment. The Purchaser acknowledges that an investment in the Securities is suitable and consistent with the Purchaser’s investment program and that the Purchaser’s financial position enables it to bear the risks of this investment including, but not limited to, a total loss of such investment.

(k)               Absence of Public Market; Private Placement; No Action Taken to Invalidate Private Placement. The Purchaser understands that the offer and sale of the Securities have not been reviewed, approved or disapproved by the Securities and Exchange Commission or any other state or federal governmental entity. The Purchaser understands that the Securities are being offered and sold to it in reliance on Section 4(a)(2), which is an exemption from the registration requirements of the Securities Act, as well as exemptions from the registration requirements of state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Subscription Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities in compliance with such laws. The Purchaser has not taken any action that would result in the Private Placement pursuant to this Subscription Agreement being treated as a public offering rather than a valid private placement under the law.

(l)                 Intent. The Purchaser is acquiring the Securities solely for the Purchaser’s own beneficial account, for investment purposes, and not with a present view to, or for resale in connection with, any distribution of the Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made by the Purchaser in this Subscription Agreement. The Purchaser understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(m)             Restrictions on Transfer. Except as set forth in Article 5 of the IRA, the Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (B) that the Securities shall be held in book entry form and the Company’s records shall be annotated to reflect a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities, except upon compliance with the foregoing restrictions.

5.                 Conditions to Obligations of the Purchaser and the Company. The obligations of the Purchaser to purchase and pay for the Securities and of the Company to sell those Securities, are subject only to (i) the occurrence of the closing of the Public Offering prior to or concurrently with the Private Placement and (ii) the delivery by the Company of the items set forth in Section 2(b) of this Agreement.

6.                 Termination. This Subscription Agreement may be terminated by (i) the Company, by written notice to the Purchaser, if the Public Offering is terminated, or (ii) the Purchaser, by written notice to the Company, if the Closing has not been consummated on or before June 30, 2025; provided, in each case, that no such termination will affect the right of any Party to sue for any breach by the other Party.

7.                 Legend. The Securities shall be held in book entry form and the Company’s records shall be annotated to reflect the following legends with respect to the Securities:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.”

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM THE CLOSING DATE].”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

8.                Waiver of IRA Provisions. Paulson hereby waives (i) the Company’s obligation to provide to Paulson the Participation Right Offer Notice, (ii) such portion of the Participation Right in excess of the Securities, which is not being exercised pursuant to this Subscription Agreement, and (iii) any other rights or requirements of any other provisions of the IRA with respect to the Public Offering. The Company hereby waives Paulson’s obligation to provide the Participation Right Acceptance Notice. In each of the foregoing, it is understood that such waiver shall not waive any consent or approval rights with respect to the Public Offering or any such rights with respect to any future offering by the Company. This waiver is effective as of the date of this Subscription Agreement.

9.                Indemnification of Purchaser. Subject to the provisions of this Section 9, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who directly or indirectly controls such purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934, as amended), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement (including the Closing Certificate) or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Subscription Agreement (unless such action is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under this Subscription Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Subscription Agreement. The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

10.              Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.              Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

12.              Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13.              Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases, or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal and state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

14.              Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.              Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16.              Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17.              Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Perpetua Resources Corp. 405 S. 8th Street, Suite 201 Boise, Idaho 83702 Attn: Jessica Largent, Chief Financial Officer Email: [***]
with a copy to:	Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 Attn: Joanna Enns E-mail: [***]

If to the Purchaser:	Paulson & Co., Inc. 15 Exchange Place, Suite 802 Jersey City, NJ 07302 Attn: Marcelo Kim E-mail: [***]
with a copy to:	Kleinberg Kaplan Wolff & Cohen P.C. 500 5th Avenue New York, New York 10110 Attn: Christopher P. Davis and Kelly Zelezen E-mail: [***] and [***]

18.              Currency. All references herein to “$” means United States dollars.

19.              Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns.

20.              Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the Purchaser’s purchase of the Securities.

21.              Notification of Changes. The Purchaser hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the Purchaser contained in this Subscription Agreement to be false or incorrect.

22.              Severability. If any term or provision of this Subscription Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Page Follows]

23.              IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement effective the 10th day of June, 2025.

PURCHASER:

Paulson & Co., Inc., on behalf of one or more funds and accounts managed by it

By:	/s/ Michael Waldorf
Name:	Michael Waldorf
Title:	Authorized Signatory

COMPANY:

Perpetua Resources Corp.

By:	/s/ Jonathan Cherry
Name:	Jonathan Cherry
Title:	President and Chief Executive Officer

[Signature Page to Subscription Agreement]